SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 March 15, 2001
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                Date of Report (Date of earliest event reported)


                             Arch Capital Group Ltd.
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             (Exact name of registrant as specified in its charter)

   Bermuda                     0-26456                        N/A
----------------- -----------------------------------  -------------------------
 (State or other        (Commission File Number)           (I.R.S. Employer
  jurisdiction of                                        Identification No.)
  incorporation or
  organization)



                 20 Horseneck Lane, Greenwich, Connecticut 06830
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               (Address of principal executive offices) (Zip Code)


                         Registrant's telephone number,
                              including area code:

                                 (203) 862-4300


                                 Not Applicable
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          (Former name or former address, if changed since last report)

ITEM 2.  Acquisition or Disposition of Assets

     On February 28, 2001, Arch Capital Group Ltd., a Bermuda corporation ("ACGL"), acquired all of the capital stock of American Independent Insurance Holding Company ("AIIHC"), a Pennsylvania corporation. The acquisition was made pursuant to the terms and subject to the conditions set forth in a certain reorganization agreement (the "Reorganization Agreement"), dated as of December 31, 2000, by and among AIIHC, Lewis Small, Richard Small Voting Trust, David Wilstein, Leonard Wilstein, Denise Wilstein, Gary Wilstein, Ronald Wilstein, BCI Holdings, Inc., American Independent Company Voting Trust (together with Lewis Small, Richard Small Voting Trust, David Wilstein, Leonard Wilstein, Denise Wilstein, Gary Wilstein, Ronald Wilstein and BCI Holdings, Inc., the "Selling Stockholders"), TDH Capital Partners, a Delaware business trust ("TDHCP"), TDH III, L.P., a Delaware limited partnership ("TDH III" and, together with TDHCP, "TDH"), and ACGL, the execution version of which is set forth as an exhibit hereto.

     As more fully described in the Reorganization Agreement, ACGL purchased a portion of the common shares of AIIHC held by the Selling Stockholders for $1.25 million. The remainder of the outstanding common shares of AIIHC were redeemed by the Company in exchange for the right to receive a distribution with respect to any proceeds received as a result of the final adjudication or settlement of certain lawsuits to which AIIHC, as a plaintiff, is currently involved (the "Lawsuits"). TDH also returned certain warrants to purchase AIIHC common shares for cancellation and forgave the obligations owing to it under certain notes issued by AIIHC in an aggregate principal amount of $4.0 million in exchange for the right to receive a distribution with respect to any proceeds received as a result of the final adjudication or settlement of the Lawsuits. Immediately after the foregoing transactions, ACGL contributed notes issued by AIIHC in an aggregate principal amount of $8.5 million to the capital of AIIHC and returned certain warrants to purchase AIIHC common shares for cancellation.

     Immediately after the closing of the transaction, ACGL made a capital contribution to AIIHC which, in turn, made a capital contribution to its operating insurance company subsidiary, American Independent Insurance Company ("AIIC") in the amount of $9.5 million.

     In addition, pursuant to a letter agreement dated as of December 28, 2000, between Folksamerica Reinsurance Company ("Folksamerica"), ACGL and AIIHC, Folksamerica agreed to release AIIC from the reinsurance commitments transferred to Folksamerica under the letter dated as of February 16, 2000 from Arch Reinsurance Company to AIIC in exchange for a release fee, paid by ACGL, of $1.5 million. ACGL paid the release fee on December 29, 2000.

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                                      -3-

ITEM 7.  Financial Statements and Exhibits


(a) Financial Statements of Business Acquired.

     It is impractical to provide the required financial statements of American Independent Insurance Holding Company at the time of filing of this Report. It is anticipated that such financial statements will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

(b) Pro Forma Financial Information.

     It is impractical to provide the required financial information with respect to American Independent Insurance Holding Company at the time of filing of this Report. It is anticipated that such financial information will be filed by amendment as soon as practicable but in no event later than 60 days following the date on which this Report must be filed.

(c) Exhibits.

     10.1. Reorganization Agreement, dated as of December 31, 2000, by and among AIIHC, the Selling Stockholders, TDH, and ACGL.

     99.1. Press Release, dated January 3, 2001.

     99.2. Press Release, dated February 28, 2001.




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                                      -4-

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                 ARCH CAPITAL GROUP LTD.


Date: March 15, 2001             By:     /s/  Louis T. Petrillo
                                         -------------------
                                         Louis T. Petrillo
                                         Senior Vice President,
                                         General Counsel and Secretary